UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2005

E-Z-EM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11479	11-1999504
(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York	11042
(Address of Principal Executive Offices)	(Zip Code)

(516) 333-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement

On May 23, 2005, E-Z-EM, Inc. (“E-Z-EM”) executed an Agreement for Purchase and Sale (the “Agreement”) with Kalaty Rugs, Inc. (“Kalaty”).

Under the Agreement, E-Z-EM agreed to sell, and Kalaty agreed to buy, E-Z-EM’s facility located at 717 Main Street, Westbury, New York, consisting of the land and all buildings, structures and all other improvements thereon, for a total purchase price of $4,937,500, of which $150,000 was paid into escrow upon signing the Agreement. The closing of the transaction was subject to, among other conditions, the obtaining by Kalaty of a commitment for mortgage financing in an amount not greater then $3,703,125. The date by which Kalaty was to have obtained the mortgage commitment was ultimately extended to September 9, 2005.

On September 9, 2005, Kalaty informed E-Z-EM that it had been unable to obtain financing for the acquisition and that, accordingly, it was terminating the Agreement. Under the terms of the Agreement, the $150,000 down payment will be returned to Kalaty, and all of the parties’ obligations under the Agreement have been terminated.

E-Z-EM intends to continue its efforts to sell the 717 Main Street facility, including considering alternative methods of financing for Kalaty.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2005	E-Z-EM, INC.

(Registrant)

By:	/s/ Peter J. Graham

Peter J. Graham

Senior Vice President - Chief Legal Officer, Global Human Resources and Secretary

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